Rand Logistics Inc.

            RAND LOGISTICS REPORTS FISCAL YEAR 2008 FINANCIAL RESULTS

       Company Announces 21% Year-Over-Year Improvement in Vessel Margins

New York, NY - June 26, 2008 - Rand Logistics Inc. (Nasdaq: RLOG; RLOGW; RLOGU) ("Rand") today announced operational and financial results for the fiscal year ended March 31, 2008, and provided an update on recent business developments and their expected contribution to future results.

Full-Year Fiscal 2008 Financial Results

      o Marine freight revenue (excluding fuel surcharge, outside charter and other revenue) increased by $6.7 million, or 10.5%, to $70.3 million in fiscal year 2008, from $63.6 million in fiscal year 2007.

      o Marine freight revenue per day increased by $2,180, or 9.4%, to $25,359 in fiscal year 2008, from $23,179 in fiscal year 2007. (1)

      o Vessel margin per day (after expensed winter work) increased by $1,131, or 21.2%, to $6,470 in fiscal year 2008, from $5,339 in fiscal year 2007. (1)

Laurence S. Levy, Chairman and CEO of Rand, commented, "Despite the fact that our financial results in fiscal year 2008 were impacted by the strike at Wisconsin and Michigan Steamship ("WMS"), we nevertheless enjoyed a material increase in vessel margin(1), primarily due to an increase in freight rates, a significant improvement in the performance of our U.S. fleet and the continued strong performance of our Canadian fleet."

"We are also pleased to announce that we have met or exceeded our previously stated targets for revenue per day(1), vessel margin per day, and public company cash expenses in fiscal 2008, and we continue to expect that our G&A expenses will grow at a lesser rate than our revenues, further boosting our future operating margins," Mr. Levy continued.

For the year ended March 31, 2008, excluding the Variable Interest Entity ("VIE"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), was a loss of $1.2 million, compared to income of $3.6 million in fiscal year 2007. Fiscal year 2008 results were impacted by a loss of $4.7 million related to the WMS vessels, versus breakeven for the twelve months ended March 31, 2007. This decrease was largely attributable to the strike associated with the three vessels previously operated under the time charter with WMS, which lasted from May through August of 2007 and impacted the Company's full sailing season. An additional impact on fiscal year 2008 results was a $1.6 million charge to EBITDA, associated with previously announced one-time expenses related to improving management infrastructure, upgrading business software and IT, further improving internal controls, Voyageur transaction costs and a prior period restricted stock grant.

Fourth Quarter Fiscal 2008 Financial Results

Marine freight revenue increased 2.8% to $3.0 million in the fiscal fourth quarter, which is the Company's winter lay-up quarter, during which time the Company's vessels are not operational.

----------
(1) Excluding the three vessels previously operated under a time charter with Wisconsin and Michigan Steamship ("WMS"), the two conventional bulk carriers acquired in late August from the Voyageur group of companies, as well as all outside charter and contract of affreightment revenues.

Excluding the VIE, the Company incurred an EBITDA loss of $9.0 million for the quarter ended March 31, 2008 versus a loss of $8.8 million for the quarter ended March 31, 2007. Vessel margins were constant between the quarter ended March 31, 2007 and March 31, 2008, despite the fact that the Company added five vessels during the quarter ended March 31, 2008 versus March 31, 2007, resulting in an increase in winterwork expense of over $1.2 million. G&A expenses increased by 6.1% to $3.1 million in the fourth quarter of fiscal year 2008 versus $3.0 million for the fourth quarter of fiscal year 2007.

During the fourth quarter of fiscal year 2008, the Company hired 104 new employees to crew the three vessels that it purchased from WMS and to staff the two Voyageur vessels given the termination of the crew manning agreement. Management notes that substantially all of the integration work associated with the WMS acquisition and the remaining Voyageur vessels is complete as of March 31, 2008.

Subsequent Developments

Subsequent to quarter end, Rand completed the repowering of the Saginaw, one of its Canadian-flagged vessels, with a new highly automated emissions-compliant power plant. The vessel is now fully operational and the repowering is expected to improve operating margins going forward, due to an increase in speed, and a reduction in fuel consumption, labor, maintenance and other operating costs. Management estimates that the repowering will generate an annual mid-teens return on investment.

Scott Bravener, President of Lower Lakes stated, "We are pleased to have completed the successful repowering of the Saginaw. This project, which was completed on budget, demonstrates our commitment to make continuing investments in our fleet, to provide the best available service to our customers. We anticipate this fully operational vessel will contribute to operating margin improvements going forward, as it adds necessary capacity to our fleet to meet the steadily growing demand for transportation services on the Great Lakes."

In April, Rand announced the appointment of Michael D. Lundin as an independent member of its Board of Directors. Lundin is the former President and Chief Executive Officer of the Oglebay Norton Company, a miner, processor, transporter and marketer of industrial minerals and aggregates. This latest appointment expands Rand's Board to six members, including four non-management independent directors.

Outlook

Rand enters Fiscal 2009 in a position to capitalize on consistent favorable demand for transportation services on the Great Lakes.

Mr. Levy concluded, "Our ongoing operational improvements, strategic acquisitions and vessel upgrades, in conjunction with the elimination of non-recurring IT and infrastructure expenses should continue to drive profit growth, as we maintain a leadership position in an industry with high barriers to entry and significant demand. Rand is in a unique position to take advantage of the strong demand for capacity and the firm freight rate environment. Our vessels are fully committed for the current fiscal year. We are excited about the outlook of our business for this year and beyond. Based on our preliminary actual results thus far in fiscal 2009, we are confident that our operations for the quarter ended June 30, 2008 will demonstrate Rand's inherent earnings capability. We anticipate a significant increase in Rand's earnings from those reported in the comparable quarter last year."


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

                              Rand Logistics, Inc.
                         Summary Statement of Operations
           (U.S. Dollars 000's except for Earnings Per Share figures)

                                                                                                Year ended           Year ended
                                                                                                31-Mar-08             31-Mar-07
-------------------------------------------------------------------------------------------------------------------------------
Revenue - Company operated vessels                                                                85,239                74,175
Revenue - Outside voyage charter revenue                                                           9,530                 5,011
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  94,769                79,186
Expenses
  Outside voyage charter fees                                                                      9,436                 4,935
  Vessel operating expenses                                                                       69,117                57,474
  Non operational repairs and maintenance                                                          3,844                 3,382
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  82,397                65,791
-------------------------------------------------------------------------------------------------------------------------------
Income before general and administrative, depreciation, amortization of drydock
costs and intangibles, other income and expenses and income taxes                                 12,372                13,395
-------------------------------------------------------------------------------------------------------------------------------

  General and administrative                                                                      10,678                 8,069
  Depreciation and amortization of drydock costs and intangibles                                  10,153                 7,107
  Gain on sale of vessels by variable interest entity                                               (667)                   --
  Loss on retirement of owned vessel                                                               1,735                    --
  Loss (gain) on foreign exchange                                                                   (163)                  128
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  21,736                15,304
-------------------------------------------------------------------------------------------------------------------------------
Income before interest, other income and expenses and income taxes                                (9,364)               (1,909)
-------------------------------------------------------------------------------------------------------------------------------

Net income                                                                                       (14,518)               (4,521)
-------------------------------------------------------------------------------------------------------------------------------
Net income (loss) per share - basic                                                                (1.28)                (0.63)
Net income (loss) per share - diluted                                                              (1.28)                (0.63)

Conference Call

Management will host a conference call to discuss the results at 5:00 p.m. ET on Thursday, June 26, 2008. Interested parties may participate in the conference call by dialing 866-249-5225 (303-262-2141 for international callers). When prompted, ask for the "Rand Logistics Fiscal Year 2008 Earnings Conference Call."

A phone replay will be available from 8:00 p.m. ET on Thursday, June 26, 2008, until 11:59 p.m. ET on Saturday, July 5, 2008. Dial (800) 405-2236 (305-590-3000
for international callers) and enter the code 11116280# to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics Inc. website at www.randlogisticsinc.com under Investors: Webcasts & Presentations. The webcast replay will be archived for 12 months.

Reconciliation of Non-GAAP Measure to GAAP

EBITDA represents earnings before interest, income tax expense, depreciation and amortization, loss on asset disposal, and loss (gain) on foreign exchange. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as measures of liquidity. EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation. A reconciliation of GAAP net income to EBITDA is included in the financial tables accompanying this release.


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

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act - which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports - and the Canada Marine Act - which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                             -OR-            INVESTOR RELATIONS COUNSEL:

Rand Logistics, Inc.                                 The Piacente Group, Inc.

Laurence S. Levy, Chairman & CEO                     Lesley Snyder
Edward Levy, President                               (212) 481-2050
212-644-3450                                         Lesley@tpg-ir.com


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

                              Rand Logistics, Inc.
                      Consolidated Statements of Operations
        (U.S. Dollars in Thousands except for Earnings Per Share figures)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Year Ended             Year Ended
                                                                                              March 31, 2008         March 31, 2007
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE                                                                                           94,769                     79,186
-----------------------------------------------------------------------------------------------------------------------------------

EXPENSES

                  Outside voyage charter fees                                                      9,436                      4,935
                  Vessel operating expenses                                                       69,117                     57,474
                  Repairs and maintenance                                                          3,844                      3,382
                  General and administrative                                                      10,678                      8,069
                  Depreciation                                                                     6,428                      5,142
                  Amortization of drydock costs                                                    1,476                        388
                  Amortization of intangibles                                                      1,912                      1,433
                  Amortization of chartering agreement costs                                         337                        144
                  Gain on sale of vessels by variable interest entity                               (667)                        --
                  Loss on retirement of owned vessel                                               1,735                         --
                  (Gain) loss on foreign exchange                                                   (163)                       128
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 104,133                     81,095
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE OTHER INCOME AND EXPENSES AND INCOME TAXES                                          (9,364)                    (1,909)
-----------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSES
Interest expense                                                                                   4,883                      3,778
Interest income                                                                                     (235)                      (349)
Loss on interest rate swap contract                                                                1,338                        135
Loss on extinguishment of debt                                                                       753                         --
Loss on deconsolidation of VIE                                                                       302                         --
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   7,041                      3,564
-----------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                                       (16,405)                    (5,473)
-----------------------------------------------------------------------------------------------------------------------------------
PROVISION (RECOVERY) FOR INCOME TAXES
Current                                                                                              372                        277
Deferred                                                                                          (5,360)                    (2,437)
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME  BEFORE MINORITY INTEREST                                                             (11,417)                    (3,313)
MINORITY INTEREST                                                                                   (176)                      (224)
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                                       (11,241)                    (3,089)
-----------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCK DIVIDENDS                                                                          1,295                      1,182
COMMON STOCK DIVIDEND OF VIE                                                                          --                        250
-----------------------------------------------------------------------------------------------------------------------------------
STOCK WARRANT INDUCEMENT DISCOUNT                                                                  1,982                         --
-----------------------------------------------------------------------------------------------------------------------------------
NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS                                              (14,518)                    (4,521)
-----------------------------------------------------------------------------------------------------------------------------------

Net (loss) earnings per share basic                                                               ($1.28)                    ($0.63)
Net (loss) earnings per share diluted                                                             ($1.28)                    ($0.63)
Weighted average shares basic                                                                 11,355,068                  7,225,083
Weighted average shares diluted                                                               11,355,068                  7,225,083

                              Rand Logistics, Inc.
                         Selected Financial Information
           Reconciliation of Income before Interest, Other Income and
                      Expenses and Income Taxes to EBITDA
                              (U.S. Dollars 000's)

                                                            Year ended March 31, 2008              Year ended March 31, 2007

                                                 Rand Logistics  Impact of                    Rand Logistics  Impact of
                                                      Inc.       FIN46R      Consolidated          Inc.        FIN46R   Consolidated
                                                 -----------------------------------------------------------------------------------
Income (loss) before interest, other income
and expenses and income taxes                       (11,872)      2,508          (9,364)        (2,989)         1,080     (1,909)

Loss (gain) on foreign exchange                        (163)                       (163)           128                       128
Gain on sale of vessels by variable
interest entity                                                    (667)           (667)
Loss on retirement of owned vessel                    1,735                       1,735
Depreciation and amortization of dry-dock
costs and intangibles                                 9,101       1,052          10,153          6,456            651      7,107
------------------------------------------------------------------------------------------------------------------------------------

EBITDA                                               (1,199)      2,893           1,694          3,595          1,731      5,326
                                                 -----------------------------------------------------------------------------------

                              Rand Logistics, Inc.
                           Consolidated Balance Sheets
                              (U.S. Dollars 000's)


                                                                                                     March 31,             March 31,
                                                                                                       2008                  2007
                                                                                                   ---------------------------------
ASSETS

CURRENT
            Cash and cash equivalents                                                              $   5,626              $   7,207
            Accounts receivable                                                                        3,468                  2,702
            Prepaid expenses and other current assets                                                  3,122                  3,122
            Income taxes receivable                                                                      193                    263
            Deferred income taxes                                                                      1,355                  1,219
------------------------------------------------------------------------------------------------------------------------------------
 Total current assets                                                                                 13,764                 14,513

BLOCKED ACCOUNT                                                                                           --                  2,700
PROPERTY AND EQUIPMENT, NET                                                                           96,349                 66,859
DEFERRED INCOME TAXES                                                                                 20,318                 13,574
DEFERRED DRYDOCK COSTS, NET                                                                            9,082                  5,895
INTANGIBLE ASSETS, NET                                                                                17,979                 13,334
GOODWILL                                                                                              10,193                  6,363
------------------------------------------------------------------------------------------------------------------------------------

 Total assets                                                                                      $ 167,685              $ 123,238
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES

CURRENT
            Bank indebtedness                                                                      $     269              $   5,097
            Accounts payable                                                                          14,985                 11,445
            Accrued liabilities                                                                        7,243                  3,237
            Acquired Management Bonus Program                                                          3,000                     --
            Interest rate swap contract                                                                1,274                    135
            Income taxes payable                                                                         422                    385
            Deferred income taxes                                                                      1,508                    589
            Current portion of long-term debt                                                          3,521                  4,398
------------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                             32,222                 25,286
LONG-TERM DEBT                                                                                        66,896                 34,864
ACQUIRED MANAGEMENT BONUS PROGRAM                                                                         --                  3,000
DEFERRED INCOME TAXES                                                                                 14,703                 13,624
------------------------------------------------------------------------------------------------------------------------------------

 Total liabilities                                                                                   113,821                 76,774
------------------------------------------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
            Preferred stock, $.0001 par value,                                                        14,900                 14,900
            Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
            Common stock, $.0001 par value                                                                 1                      1
            Authorized 50,000,000 shares, Issued and outstanding 12,092,142 shares
            Additional paid-in capital                                                                58,350                 38,407
            Accumulated deficit                                                                      (20,465)                (5,947)
            Accumulated other comprehensive income (loss)                                              1,078                 (1,073)
            Minority interest of variable interest entity                                                 --                    176
------------------------------------------------------------------------------------------------------------------------------------
 Total stockholders' equity                                                                           53,864                 46,464
------------------------------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                                                       $ 167,685              $ 123,238
------------------------------------------------------------------------------------------------------------------------------------


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